Exhibit 99.1

Ingevity Corporation 4920 O’Hear Avenue Suite 400 North Charleston, S.C. 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 caroline.monahan@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com

Ingevity announces agreement to sell North Charleston crude tall oil refinery and majority of Industrial Specialties product line to Mainstream Pine Products

Divestiture reduces portfolio volatility, strengthens Ingevity’s margin and cash flow profile and enhances future strategic optionality

▪	The all-cash transaction includes $110 million at closing plus potential contingent consideration ranging from $0 to $19 million, subject to the achievement of future business performance milestones
▪	Revenue for 2025 associated with the combined assets being sold is expected to be approximately $130 million with EBITDA margins in the low-to-mid single digits
▪	Transaction subject to customary and agreed-upon closing conditions and anticipated to close by early 2026
▪	Mainstream Pine Products to supply Ingevity with certain refinery products to support Ingevity’s Road Technologies product line
▪	Agreement significantly mitigates Ingevity’s exposure to crude tall oil (CTO) volatility
▪	Beginning with third quarter reporting, the combined assets being sold will be reported as discontinued operations

NORTH CHARLESTON, SC, Sept. 4, 2025 – Ingevity Corporation (NYSE: NGVT) today announced it has entered into a definitive agreement to sell its North Charleston CTO refinery assets and the majority of its Performance Chemicals Industrial Specialties product line to Mainstream Pine Products, LLC (Mainstream). The all-cash transaction will result in net, after tax, proceeds at closing of approximately $110 million plus a potential contingent payment ranging from $0 to $19 million, which is subject to the achievement of future business performance milestones. The transaction is subject to customary and agreed-upon closing conditions and is expected to close by early 2026.

“This transaction marks a significant milestone for Ingevity, reducing portfolio volatility, strengthening our margin and cash flow profile and enhancing future strategic optionality. The transaction proceeds will enable us to accelerate deleveraging and provide additional capital allocation flexibility,” said Ingevity president and CEO, Dave Li. “As we move forward, we continue to advance our portfolio review with a focus on sustainable growth and profitability.”

The CTO refinery assets being acquired by Mainstream are co-located on the campus of Ingevity’s North Charleston, South Carolina, Performance Chemicals manufacturing facility. The transaction is not expected to impact production of Ingevity’s Road Technologies product line nor certain lignin-based dispersants that are manufactured at Ingevity’s North Charleston plant.

As part of the transaction, Ingevity and Mainstream will enter into a series of agreements, including a supply agreement whereby Mainstream will supply certain refinery products to support Ingevity’s Road Technologies product line. Additionally, the companies will enter into a toll-manufacturing agreement whereby Ingevity will utilize its non-refinery assets in North Charleston, South Carolina, to derivatize certain Industrial Specialties products for Mainstream. Ingevity and Mainstream will also enter into a reciprocal plant operating agreement under which Ingevity will provide certain critical operating services to Mainstream at the North Charleston CTO refinery post-closing.

“I want to take this opportunity to thank the past and present Ingevity employees who have contributed to Ingevity’s Industrial Specialties product line over the years,” added Li. “We believe Mainstream is a natural next owner to optimize the business going forward, and we expect this will be a mutually beneficial relationship between our respective companies.”

“It is an honor to continue the legacy of excellence established by the team at Ingevity, and we deeply value the relationships that have been built with customers,” said Mainstream president and CEO, Rob Helwick. “This legacy is a direct reflection of the remarkable operations and sales teams whose dedication, expertise and customer focus have consistently set the standard. Our team is particularly inspired by the shared commitment to renewably based raw materials, and we look forward to continuing this sustainable approach, delivering high-quality products to our customers with care and responsibility, and building a strong, enduring partnership with Ingevity.”

Full Year 2025 Guidance

In conjunction with its third quarter 2025 results, Ingevity will update its full year 2025 guidance to reflect the impact of classifying the combined assets being sold as discontinued operations. Ignoring the impact of this reclassification, the company affirms previously provided full-year guidance of sales between $1.25 billion and $1.40 billion and adjusted EBITDA between $390 million and $415 million.

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Materials, which includes activated carbon; Advanced Polymer Technologies, which includes caprolactone polymers; and Performance Chemicals, which includes specialty chemicals and road technologies. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, certified biodegradable bioplastics, coatings, elastomers, pavement markings and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,600 people. The company’s common stock is traded on the New York Stock Exchange (NYSE: NGVT). For more information, visit ingevity.com.

Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, anticipated timing, results, charges and costs of any current or future repositioning of our Performance Chemicals segment, including the sale of the majority of the Industrial Specialties product line and North Charleston, South Carolina crude tall oil refinery (the “Transaction”), the oleo-based product refining transition, closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; the timing and closing of the Transaction; the potential benefits of any divestiture, acquisition or investment transaction, including the Transaction and payment of any contingent consideration pursuant thereto; leadership transitions within our organization; expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, risks related to the satisfaction of the conditions to closing the Transaction in the anticipated timeframe or at all; risks that the expected benefits from the proposed Transaction will not be realized or will not be realized within the expected time period; unknown or understated liabilities; risks associated with the co-located businesses and potential impacts to our North Charleston plant operations; charges, costs or actions, including adverse legal or regulatory actions, resulting from, or in connection with, the current or future repositioning of our Performance Chemicals segment, including the Transaction, the oleo-based product refining transition, and closure of our plants in Crossett, Arkansas and DeRidder, Louisiana; leadership transitions within our organization; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia Ukraine war and conflict in the middle east; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

Contact:

Caroline Monahan

843-740-2068

media@ingevity.com

Investors:

John E. Nypaver, Jr.

843-740-2002

investors@ingevity.com